                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement          Confidential, for Use of the
| |  Definitive Proxy Statement           Commission Only (as permitted
| |  Definitive Additional Materials               by Rule 14a-6(e)(2))     | |
| |  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         Virginia Commerce Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X|     No fee required.

| |    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1. Title of each class of securities to which transaction applies:


          ---------------------------------------------------------------------
       2. Aggregate number of securities to which transaction applies:


          ---------------------------------------------------------------------
       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ---------------------------------------------------------------------
       4. Proposed maximum aggregate value of transaction:


          ---------------------------------------------------------------------
       5. Total Fee Paid:


          ---------------------------------------------------------------------
| |    Fee paid previously with preliminary materials:

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1. Amount Previously Paid:


       2. Form, Schedule or Registration Statement No.:


       3  Filing Party:


       4. Date Filed:

                         VIRGINIA COMMERCE BANCORP, INC.
                                5350 LEE HIGHWAY
                            ARLINGTON, VIRGINIA 22207

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2006

TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Virginia Commerce Bancorp, Inc. (the "Company") will be held at:

                                 The Tower Club
                      8000 Tower Crescent Drive, Suite 1700
                             Vienna, Virginia 22182

on April 26, 2006 at 4:00 p.m. for the following purposes:

         (1) To elect eight (8) directors to serve until their successors are duly elected and qualified; and

         (2) To vote on an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 50,000,000.

         (3) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         Shareholders of record as of the close of business on March 9, 2006 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                             By Order of the Board of Directors



                                             Robert H. L'Hommedieu
                                             Secretary


March 24, 2006





         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

                         VIRGINIA COMMERCE BANCORP, INC.
                                5350 Lee Highway
                            Arlington, Virginia 22207

                    -----------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                    -----------------------------------------

                                  INTRODUCTION

         This proxy statement is being sent to shareholders of Virginia Commerce Bancorp, Inc., a Virginia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 4:00 p.m. on April 26, 2006, and at any adjournment or postponement of the meeting. The purposes of the meeting are:

         (1) electing eight (8) directors to serve until their successors are duly elected and qualified; and -

         (2) voting on an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 50,000,000; and

         (3) transacting such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         The meeting will be held at:

                                 The Tower Club
                      8000 Tower Crescent Drive, Suite 1700
                             Vienna, Virginia 22182

         This proxy statement and proxy card are being sent to shareholders of the Company on or about March 24, 2006. A copy of the our Annual Report on Form 10-K for the year ended December 31, 2005, which includes our audited financial statements, also accompanies this proxy statement.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on March 9, 2006, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, there were 14,190,064 shares of our common stock, par value $1.00 per share, outstanding. At March 9, 2006, the outstanding common stock was held by approximately an aggregate of 2,536 beneficial shareholders, including 580 shareholders of record. The common stock is the only class of the Company's stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence at the meeting, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.

PROXIES

         Properly executed proxies which are received by the Company in time to be voted at the meeting will be voted as specified by the shareholder giving the proxy. In the absence of specific instructions, proxies received will be voted FOR of the election of the nominees for election as directors and FOR the amendment to the Articles of Incorporation. Management does not know of any matters other than those described in this proxy statement that will be brought before the meeting. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

         SOME OF THE MATTERS TO BE ACTED ON AT THE MEETING HAVE HIGH VOTE REQUIREMENTS. AS SUCH, IT IS IMPORTANT THAT YOU VOTE. IF YOUR SHARES ARE HELD IN STREET NAME, YOUR BANK OR BROKER MOST LIKELY WILL NOT VOTE YOUR SHARES UNLESS YOU PROVIDE THEM WITH VOTING INSTRUCTIONS. THE FAILURE TO VOTE OR PROVIDE VOTING INSTRUCTIONS TO YOUR RECORDHOLDER WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSED AMENDMENT.

         Please sign, date, mark and promptly return the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

         o by granting a later proxy with respect to the same shares; or
         o by sending written notice to Peter A. Converse, Chief Executive Officer of the Company, at the address noted above, at any time prior to the proxy being voted; or
         o by voting in person at the meeting.

         Attendance at the meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

         The enclosed proxy is being solicited on behalf of the Board of Directors of the Company. The cost of this proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company, who will not be compensated for any such services. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation, with the solicitation of proxies, although it may do so if deemed appropriate.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

SECURITIES OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table sets forth certain information as of March 1, 2006 concerning the number and percentage of shares of the Company's common stock beneficially owned by its directors, nominees for director, the executive officers who are not members of the Board of Directors, the compensation of whom is disclosed in this proxy statement (the "named executive officers"), and by its directors and all executive officers as a group. In addition, the table includes information with respect to persons known to the Company who own or may be deemed to own more than five percent of the Company's stock as of March 1, 2006. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. The Company knows of no other person or persons, other than street name nominee owners, who, beneficially or of record, own in excess of five percent of the Company's common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

                                                                                   Number of Shares          Percentage of Class
DIRECTORS AND NOMINEES FOR DIRECTOR:                                              Beneficially Owned        Beneficially Owned(1)
--------------------------------------------------------                         ---------------------     ------------------------
Leonard Adler, Director                                                                373,978  (2)(3)              2.63%

Michael G. Anzilotti, Director and President of the Company                             20,651  (4)                 0.15%

Peter A. Converse, Director and Chief Executive
   Officer of the Company, President and Chief
   Executive Officer of the Bank                                                       579,452  (5)                 3.99%

W. Douglas Fisher, Chairman of the Board of Directors                                  449,326  (6)                 3.16%

David M. Guernsey, Vice Chairman of the Board of Directors                             156,985  (2)(7)              1.10%

Robert H. L'Hommedieu, Director and Secretary                                          497,799  (8)                 3.50%

Norris E. Mitchell, Director                                                           599,136  (9)                 4.22%

Arthur L. Walters, Vice Chairman of the Board of Directors
4141 N. Henderson Road
Arlington, Virginia 22203                                                            1,935,395  (2)(10)            13.59%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:

R.B. Anderson, Jr., Executive Vice President, CLO                                      130,898  (11)                0.92%

William K. Beauchesne, Executive Vice President, CFO                                    73,185  (12)                0.51%

Patricia M. Ostrander, Executive Vice President, Human Resources                        28,640  (13)                0.20%
                                                                                 --------------------------------------------------
All directors and executive officers as a group (13 persons)                         4,854,445  (14)               32.44%


(1) Based on 14,190,064 shares outstanding as of March 1, 2006, except with respect to individuals holding options to acquire common stock exercisable within sixty days of March 1, 2006, in which event represents percentage of shares issued and outstanding as of March 1, 2006 plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding as of March 1, 2006 plus the number of such options held by all such persons as a group.
(2) Includes presently exercisable options to acquire 53,179 shares of common stock.
(3) Includes 109,165 shares held by Adler NN, LLC, over which Mr. Adler has sole voting power.
(4) Includes presently exercisable options to acquire 18,750 shares of common stock.
(5) Includes presently exercisable options to acquire 330,086 shares of common stock and 781 shares held jointly by Mr. Converse and his children.
(6) Includes presently exercisable options to acquire 43,779 shares of common stock and 289,899 shares held jointly by Mr. Fisher and his wife, over which they share voting and investment power.
(7) Includes 5,656 shares held by Guernsey Office Products, Inc., of which Mr. Guernsey is Chief Executive Officer and principal shareowner.
(8) Includes presently exercisable options to acquire 18,518 shares of common stock.
(9) Includes presently exercisable options to acquire 8,625 shares of common stock.
(10) Includes 1,621,045 shares held jointly by Mr. Walters and his wife over which they share voting and investment power, and 252,515 shares held by C.W. Cobb and Associates, of which Mr. Walters is President.
(11) Includes presently exercisable options to acquire 89,373 shares of common stock.
(12) Includes presently exercisable options to acquire 68,498 shares of common stock.
(13) Includes presently exercisable options to acquire 26,784 shares of common stock and 1,856 shares held jointly by Mrs. Ostrander and her husband over which they share voting and investment power.
(14) Includes presently exercisable options to acquire 772,950 shares of common stock.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Eight (8) directors will be elected at the meeting for a one year period until the 2007 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. Each of the nominees for election as director currently serves as a director. The Board of Directors has determined that each director other than Mr. Converse and Mr. Anzilotti is an "independent director" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD").

         Vote Required and Recommendation of the Board of Directors. Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as directors in the order of the number of votes received. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS

                                                                                                              Director
    Name and Age(1)                  Position             Principal Occupation During Past Five Years         Since(2)
-------------------------     ------------------------    ---------------------------------------------    ---------------
Leonard Adler, 70             Director                    Chairman of the Board, Adler Financial                1998(3)
                                                          Group (real estate and investments);
                                                          Principal, Total Crafts (retail craft chain)

Michael G. Anzilotti, 56      Director and President      President of the Company (July 2004 to                2004
                              of the Company              present); President and CEO of First
                                                          Virginia Bank - Northern Virginia (1995 to
                                                          2003)

Peter A. Converse, 55         Director and CEO of         President and CEO of the Bank (January 1994           1994
                              the Company; President      to  present); Senior Vice President/Chief
                              and CEO of the Bank         Lending Officer, Federal Capital Bank
                                                          (March 1992 to December 1993); Senior Vice
                                                          President, Bank of Maryland (October 1990
                                                          to March 1992); Executive Vice
                                                          President/Chief Lending Officer, Century
                                                          National Bank (May 1986 to July 1990)

W. Douglas Fisher, 68         Chairman of the Board       Retired - Vice President and founder,                 1988
                                                          Aztech Corp.(computer systems) 1969 to
                                                          1990 and 1992-1997; Vice President,
                                                          Executive Systems, Inc. (computer systems)
                                                          (1990 to 1992)

David M. Guernsey, 58         Vice Chairman of the        Owner and Chief Executive Officer, Guernsey           1988
                              Board                       Office Products, Inc.

Robert H. L'Hommedieu, 79     Director and Secretary      Retired, Vice President and founder, Hess,            1988
                                                          Egan, Hagerty and L'Hommedieu, Inc.
                                                          (insurance brokerage) (1974 through 1991)

Norris E. Mitchell, 70        Director                    Co-Owner, Gardner Homes Realtors                      1988

Arthur L. Walters, 86         Vice Chairman of the        Owner and President, TransAmerican                    1993
                              Board                       Bankshares and various affiliates;
                                                          President, C. W. Cobb and Associates, Inc.,
                                                          (mortgage bankers); co-owner of various
                                                          real estate development and management
                                                          companies

-------------------------

(1)  As of March 1, 2006.
(2) The Company became the holding company for Virginia Commerce Bank (the "Bank"), the Company's wholly owned subsidiary, on December 22, 1999. The date of commencement of service shown includes service prior to December 23, 1999 as director of the Bank.
(3) Mr. Adler was appointed to the Board of Directors of the Bank effective January 1998. He previously served as a member of the Board of Directors of the Bank from 1989 to 1991.

COMMITTEES, MEETINGS AND PROCEDURES OF THE BOARD OF DIRECTORS

         Meetings. The Board of Directors of the Company met twelve (12) times during 2005. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors of the Company and by all committees on which such members served during the 2005 fiscal year or any portion thereof.

         Audit Committee. The Board of Directors has a standing Audit Committee, which is a joint committee of the Company and the Bank. The Audit Committee is responsible for the selection, review and oversight of the Company's independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company's reporting practices and the evaluation of the Company's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors. The Audit Committee is currently comprised of Messrs. Fisher, L'Hommedieu and Mitchell. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the NASD for audit committee members in Rule 4350(d)(2)(A). The Board of Directors has adopted a written charter for the Audit Committee. During the 2005 fiscal year, the Audit Committee met four (4) times. The Board of Directors has determined that Mr. Mitchell is an "audit committee financial expert" as defined under regulations of the Securities and Exchange Commission.

         The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

         Nominations. The Board of Directors does not have a standing Nominating Committee. It is the policy of the Board of Directors that all members of the Board of Directors who are independent within the meaning of NASD Rule 4200(a)(15) participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors and the determination and evaluation of potential candidates for nomination as director. The Board of Directors has adopted a charter addressing the nominations process. A copy of the charter is available on the Company's website at www.vcbonline.com.

         With the exception of Mr. Converse, who, in accordance with the law then applicable to the Bank, was appointed as a director of the Bank when he became President in 1994, Mr. Adler, who became a director of the Bank shortly after its organization and returned to the Board in 1998, and Mr. Anzilotti, who was appointed a director when he became President of the Company in 2004, each of the directors of the Company was an original, or early, director of the Bank. To date, the operations and management of the Company have not required the expansion of the Board of Directors, and as such, the Board has not developed a formal policy for the identification or evaluation of nominees. In general, if the Board determined that expansion of the Board or replacement of a director was necessary or appropriate, the Board expects that it would review, through candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Board would review any special expertise, for example, expertise that qualify a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience.

         The Board of Directors, or those directors performing the nominating function, will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company's Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration;
(b) the name and contact information for the candidate; (c) a statement of the candidate's business and educational experience; (d) information regarding the candidate's qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

         Compensation. The Personnel and Compensation Committee, composed of all the directors of the Company who are "independent directors" within the meaning of Nasdaq Rule 4200(a)(15), is responsible for the adoption of the Company's personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel, as well as the salary and compensation of all executive officers. The Committee is also responsible for annually nominating the officers of the Company, evaluating the performance thereof and recommending the grant of stock options under the Company's 1998 Option Plan (as defined below). During the 2005 fiscal year, the Personnel and Compensation Committee met one (1) time.

         Shareholder Communications. Company shareholders who wish to communicate with the Board of Directors or an individual director can write to Virginia Commerce Bancorp, Inc., 5350 Lee Highway, Arlington, Virginia 22207,
Attention: Lynda Cornell, Assistant to the Chief Executive Officer. Your letter should indicate that you are a shareholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company's banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

         Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company's directors attended the 2005 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-K;

         (2) discussed with Yount, Hyde & Barbour, P.C., the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Yount, Hyde & Barbour, as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Yount, Hyde & Barbour, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Yount, Hyde & Barbour is compatible with the auditor's independence.

                                              Members of the Audit Committee

                                              Robert H. L'Hommedieu, Chairman
                                              W. Douglas Fisher
                                              Norris E. Mitchell

DIRECTORS' COMPENSATION

         During the fiscal year ended December 31, 2005, the directors received an aggregate of $329,000 for attendance at meetings of the Board of Directors of the Company and the Bank. All directors were entitled to receive $3,500 monthly for attendance at Board and committee meetings. Additionally, in January 2005 each of the seven outside directors was granted options to purchase 2,500 shares of common stock, at an exercise price of $23.20 per share. The options are currently exercisable and have a term of 10 years from the date of grant. The directors receive no compensation for attendance at committee meetings. Directors are currently entitled to receive a fee of $4,000 per month in 2006 for attendance at meetings. In January 2006, each of the six outside directors was granted options to purchase 2,000 shares of common stock, at an exercise price of $30.42 per share, vesting over five years and having a ten year term from the date of grant.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is provided with respect to the current executive officers of the Company who are not directors.

             Name                      Age                                Position
-------------------------------    ------------    -------------------------------------------------------

R.B. Anderson, Jr.                     51            Executive Vice President and Chief Lending Officer

William K. Beauchesne                  49           Executive Vice President and Chief Financial Officer

Patricia M. Ostrander                  39                Executive Vice President, Human Resources

John P. Perseo, Jr.                    60            Executive Vice President - Operations & Technology

Steven A. Reeder                       39                Executive Vice President - Retail Banking

-------------------------------

         R.B. Anderson, Jr. - Mr. Anderson, Executive Vice President and Chief Lending Officer of the Bank, joined Virginia Commerce Bank in May 1996. Prior to joining the Bank, Mr. Anderson was a Senior Vice President and Senior Commercial Loan Officer at Allegiance Bank, N.A., Bethesda, Maryland, (March 1987 to April
1996). Mr. Anderson has over twenty-nine years of managerial, administrative and operational lending experience.

         William K. Beauchesne - Mr. Beauchesne, Executive Vice President and Chief Financial Officer of the Bank, joined the Bank in August 1995. Prior to joining the Bank, Mr. Beauchesne served as Chief Operations Officer and Director of Metropolitan Bank for Savings, FSB, Arlington, Virginia (November 1986 to May
1993). Mr. Beauchesne has over twenty-seven years of accounting, operations and financial management experience in the banking industry.

         Patricia M. Ostrander - Ms. Ostrander, Executive Vice President, Human Resources, joined the Bank in May 1994 as Loan Administration Officer. Prior to joining the Bank, Ms. Ostrander was a Loan Administration Officer at Tysons National Bank, McLean, Virginia (December 1992 to April 1994). Ms. Ostrander has over seventeen years of managerial, administrative and operational lending experience in the banking industry.

         John P. Perseo, Jr. - Mr. Perseo, Executive Vice President - Operations and Technology, joined the Bank in April 2005 as Senior Vice President - Information Technology, and assumed his current title in January 2006. Prior to joining the Bank, Mr. Perseo served as Senior Vice President, IT Application Development, at First Virginia Bank - Northern Virginia, from 1999 until its merger with BB&T in 2004 and Project Manager, at Management Technology Inc. from 2004 until 2005. Mr. Perseo has over 33 years of experience in banking technology and operations.

         Steven A. Reeder - Mr. Reeder, Executive Vice President - Retail Banking, joined the Bank in June 2005. Prior to joining the Bank, Mr. Reeder served as Senior Vice President and Retail Banking Manager for BB&T's branch network in Loudoun, Prince William, Stafford, and Spotsylvania counties. He served in a similar capacity with First Virginia Bank - Northern Virginia from 2001 until its merger with BB&T in 2003. Mr. Reeder has over 17 years of retail experience in the banking industry.

             EXECUTIVE OFFICER COMPENSATION AND CERTAIN TRANSACTIONS

COMPENSATION - OVERVIEW

         The following table sets forth a comprehensive overview of the compensation for Mr. Converse, the Chief Executive Officer of the Company, and the four most highly compensated executive officers of the Company (including officers of the Bank) who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2005.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                 Long-term
                                                                               Compensation
                                                                                  Awards
                                 ------------------------------------------ -------------------
  Name and Principal Position        Year         Salary        Bonus(1)        Securities          All Other
                                                                            Underlying Options   Compensation($)
-------------------------------- ------------- -------------  ------------- ------------------- ------------------
Peter A. Converse, Director,         2005       $300,000       $400,000          8,125 (2)        $49,000  (5)
Chief Executive Officer -
Company; President and Chief         2004       $275,000       $300,000          9,375 (3)        $42,500  (5)
Executive Officer - Bank
                                     2003       $225,000       $300,000         15,625 (4)        $36,000  (5)

R.B. Anderson, Jr., Executive        2005       $190,000       $165,000          6,250 (2))        $7,000  (6)
Vice President and Chief
Lending Officer - Bank               2004       $175,000       $125,000          7,031 (3)         $6,500  (6)

                                     2003       $155,000       $125,000         12,500 (4)         $6,000  (6)

Michael G. Anzilotti -               2005       $131,000        $75,000          3,125 (2)         $4,560  (6)
Director and President of the
Company                              2004       $127,687        $15,000         12,500 (3)             --

William K. Beauchesne,               2005       $157,500       $100,000          6,250 (2)         $7,000  (6)
Treasurer and Chief Financial
Officer - Company; Executive         2004       $145,000        $75,000          7,031 (3)         $6,500  (6)
Vice President and Chief
Financial Officer - Bank             2003       $127,500        $75,000         12,500 (4)         $5,357  (6)

Patricia M. Ostrander,               2005       $110,000        $30,000          3,750 (2)         $3,839  (6)
Executive Vice President/Human
Resources - Bank                     2004        $90,000        $20,000          3,125 (3)         $3,429  (6)

                                     2003        $80,000        $20,000          4,687 (4)         $2,889  (6)

--------------------------------

(1) Amounts shown as bonus compensation accrue in the year indicated and are paid in the following year.
(2) As adjusted for the five-for-four stock split in the form of a 25% stock dividend in May 2005.
(3) As adjusted for the five-for-four stock splits in the form of 25% stock dividends in July 2004 and May 2005.
(4) As adjusted for a two-for-one stock split in the form of a 100% stock dividend in May 2003 and five-for-four stock splits in the form of 25% stock dividends in July 2004 and May 2005.
(5) Includes $7,000, $6,500 and $6,000 for 401(k) matching contribution in 2005, 2004 and 2003, respectively, plus $42,000, $36,000, and $30,000 of director fees paid by the Company/Bank in 2005, 2004 and 2003, respectively.
(6) Represents 401(k) matching contributions.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable Value
                          Number of          Percent of                                      at Assumed Annual Rate of
                          Securities       Total Options                                   Stock Price Appreciation for
                          Underlying         Granted to      Exercise                               Option Term
                           Options          Employees in     Price Per      Expiration     ------------------------------
        Name              Granted(1)        Fiscal Year      Share (1)         Date             5%              10%
---------------------  -----------------  -----------------  ----------   ---------------  --------------  --------------
Peter A. Converse            8,125             5.30%          $23.20         1/18/15          $118,547        $300,421

R.B. Anderson, Jr.           6,250             4.08%          $23.20         1/18/15           $91,190        $231,093

Michael G. Anzilotti         3,125             2.04%          $23.20         1/18/15           $45,595        $115,546

William K. Beauchesne        6,250             4.08%          $23.20         1/18/15           $91,190        $231,093

Patricia M. Ostrander        3,750             2.45%          $23.20         1/18/15           $54,714        $138,656

---------------------

(1) As adjusted for a five-for-four stock split in the form of a 25% stock dividend in May 2005.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                   Number of Securities           Value of Unexercised
                                Shares                            Underlying Unexercised          In-The-Money Options
                             Acquired on          Value        Options at December 31, 2005       at December 31, 2005
         Name                Exercise(1)       Realized(2)       Exercisable/Unexercisable    Exercisable/Unexercisable(3)
------------------------    ---------------    -------------   ----------------------------   ----------------------------
Peter A. Converse               57,264           $1,231,497              409,698/0                   $10,623,059/0

R.B. Anderson, Jr.              14,458             $317,514              105,613/0                    $2,437,073/0

Michael G. Anzilotti              -                 -                     18,750/0                      $185,837/0

William K. Beauchesne           19,808             $433,250               73,498/0                    $1,584,257/0

Patricia M. Ostrander             -                 -                     26,784/0                      $542,298/0

------------------------

(1) As adjusted for a five-for-four stock split in the form of a 25% stock dividend in May 2005.
(2) Based on the difference between the exercise price and closing price on date of sale or same day sale price realized.
(3) Based on the difference between the exercise price and closing price on December 31, 2005.

EMPLOYEE BENEFIT PLANS

         The Company provides all officers and full-time employees with group life and medical and dental insurance coverage. With the exception of the Chief Executive Officer, the President, the Executive Vice President - Chief Lending Officer, the Executive Vice President - Chief Financial Officer, and the Executive Vice President - Retail, all officers and employees pay a portion of the premium costs of medical and dental insurance.

         401(k) Plan. The Bank maintains a 401(k) defined contribution plan (the "Plan"). Employees who are at least 21 years of age, have completed at least ninety days of continuous service with the Bank and have completed at least 1,000 hours of work during any Plan year are eligible to participate in the Plan. Under the Plan, a participant may contribute up to 15% of his or her compensation for the year, subject to certain limitations. The Bank may also make, but is not required to make, a discretionary contribution for each participant. The amount of such contribution, if any, is determined on an annual basis by the Board of Directors. Contributions by the Bank totaled $294,638 for the fiscal year ended December 31, 2005.

         Stock Option Plans. Under the Incentive Stock Option Plan approved by the Bank's shareholders in 1989 ("1989 Option Plan"), 584,323 shares of common stock (as adjusted) were available for issuance under options granted between July 20, 1988 and May 15, 1998. The 1989 Option Plan was designed to enable the Bank to attract and retain qualified personnel and to reward outstanding performance. Eligible employees ("Participants") are those employees, including officers, who at the time options are granted, serve in managerial positions or are deemed to be "key employees" by the Board of Directors. The Board of Directors, in its sole discretion, administered the 1989 Option Plan. Upon the reorganization of the Bank into the holding company form of ownership in 1999, the Company adopted the 1989 Option Plan, and the outstanding options to purchase Bank common stock became options to acquire Company common stock. As of March 1, 2006, there were an aggregate of 151,783 (as adjusted) options to purchase shares of common stock outstanding under the 1989 Option Plan, at exercise prices ranging from $1.25 to $2.89 per share. Options outstanding under the 1989 Option Plan will expire no later than May 2008. No further options may be granted under the 1989 Option Plan.

         The Company also maintains the 1998 Stock Option Plan (the "1998 Option Plan"), which was approved by shareholders of the Bank at the 1998 Annual Meeting, and assumed by the Company in connection with the reorganization in to the holding company form of ownership. Under the 1998 Option Plan, as amended, 1,469,110 shares of common stock, as adjusted for the stock restructuring in May 1999, 10% stock dividend in May 2000, five-for-four stock splits in the form of 25% stock dividends in May 2001, April 2002, July 2004 and May 2005, and a two-for-one stock split in the form of a 100% stock dividend in May 2003, are available for issuance under options granted between May 30, 1998 and May 29, 2008. As of March 1, 2006, there were an aggregate of 1,215,916 (as adjusted) options to purchase shares of common stock outstanding under the 1998 Option Plan, at exercise prices ranging from $3.14 to $29.00 per share. Options outstanding under the 1998 Option Plan will expire no later than January 2015. As of March 1, 2006, there were a total of 88,356 options available for granting under the 1998 Option Plan.

         Options under the 1998 Option Plan may be either incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not ISOs ("Non-ISOs"). Awards to directors may consist only of Non-ISOs. The purpose of the 1998 Option Plan is to advance the interests of the Company through providing selected key employees and the directors of the Company and its subsidiaries with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of the Company to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees, directors and other shareholders. The 1998 Option Plan is administered by the Personnel and Compensation Committee of the Board of Directors, which will perform the functions of the option committee (the "Committee"), consisting of at least three directors of the Company who are not employees of the Company.

         A Participant may, under the 1998 Option Plan, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered. Participants owning more than 10% of the voting power of all classes of the Company's voting securities (and of its parent or subsidiary companies, if any) may not receive additional ISO's unless the option exercise price is at least 110% of the fair market value of the common stock and unless the option expires on the fifth anniversary of the date of its grant. All other options granted under the 1998 Option Plan may expire no later than the tenth anniversary of the date of their grant.

         Option exercise prices are determined by the Committee on the date the subject options are granted. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination or subdivision of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust both the number and kind of shares of stock as to which Options may be awarded under the 1998 Option Plan, the affected terms (including exercise price) of all outstanding Options and the aggregate number of shares of common stock remaining available for grant under the 1998 Option Plan. Options may be exercised in whole or in part and are not transferable except upon the death of the participant. Any unexercised options then existing may be exercised by the transferee under the terms of such options.

         No Option may be exercised within six months of its date of grant. In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO, or a Non-ISO granted to an employee, shall cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the 1998 Option Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpired Non-ISO granted to a non-employee director shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire.) Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the optionee's death or permanent and total disability. Notwithstanding the provisions of any award which provide for its exercise or vesting in installments, on the date of a change in control, all Options issued under the 1998 Option Plan shall be immediately exercisable and fully vested. At the time of a change in control, the optionee shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to such Option over the exercise price of such shares, in exchange for the cancellation of such Options by the optionee. Notwithstanding the previous sentence, in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant.

         For purposes of the 1998 Option Plan, "change in control" means any one of the following events: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Company's voting stock; (2) the acquisition of the power to control the election of a majority of the Company's directors; (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a group within the meaning of
Section 13(d) of the Exchange Act; or (4) the failure during any period of two consecutive years, of individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Continuing Directors") for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining "change in control," the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

         As of December 31, 2005, the Company had options for the purchase of 1,410,198 shares of common stock (as adjusted) issued and outstanding under the 1989 and 1998 Option Plans. Subsequent to December 31, 2005, options to purchase 90,600 shares of common stock, at an exercise price of $30.42 per share, were issued to fifty-two officers and six outside directors of the Company and Bank, including options to purchase 6,500 shares of common stock issued to Mr. Converse, options to purchase 5,000 shares of common stock issued to each of Mr. Anderson and Mr. Beauchesne, options to purchase 3,000 shares of common stock issued to Ms. Ostrander, options to purchase 4,000 shares of common stock issued to Mr. Anzilotti and options to purchase 2,000 shares of common stock issued to each outside director. All of the awards made through December 2005 under the 1998 Option Plan are currently exercisable. All awards made on or after January 1, 2006 vest over a period of five years, commencing in the year after the year of grant. As of the date hereof, 88,356 options are available for issuance pursuant to the 1998 Option Plan.

         Transactions with Management and Others. Some of the directors of the Company and Bank or companies with which they are associated, and some of the officers of the Company and Bank, were customers of, and had banking transactions with, the Bank during the fiscal year ended December 31, 2005. All loans and commitments to make loans to such persons by the Bank were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons; and in the opinion of management, did not and do not involve more than a normal risk of collectibility or present other unfavorable features. The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company during 2005 amounted to $22,582,195 representing approximately 20.20% of the Company's total shareholders' equity at December 31, 2005. The aggregate amount outstanding on such loans at December 31, 2005 was $17,721,767. None of these loans has ever been adversely classified, and all of such loans are current as to the payment of interest and principal.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

         The Personnel and Compensation Committee (the "Committee") of Virginia Commerce Bank (the "Bank"), which performs the functions of the compensation committee for the Company, is composed of all the independent members of the Board within the meaning of NASD Rule 4200(a)(15). No member of the Personnel and Compensation Committee is a former or current officer or employee of the Bank. The Committee is responsible for determining the compensation of the named executive officers, including the Chief Executive Officer, Mr. Converse. The Committee considers the relationship of corporate performance to executive compensation and establishes executive compensation which consists primarily of three components: base salary, cash bonuses, and stock options.

         Compensation is paid based on the executive officers' individual and departmental performance, as well as the overall performance of the Company. In assessing the performance of the Company for the purpose of compensation decisions, the Committee considers numerous factors, including earnings during the past year relative to budget plans, growth, business plans for future, safety and soundness of the Bank, and changes in the value of the Company's stock. The Committee also considers salaries paid by other financial institutions with characteristics similar to the Bank. The Committee assesses individual executive performance based on the executive's responsibilities and the Committee's determination of the executive's contribution to the performance of the Bank and the accomplishment of the Bank's strategic goals. In assessing performance for purposes of establishing base salaries, the Committee does not make use of a mechanical formula, but instead weighs the factors described above as they deem appropriate in the circumstances. The 2006 salary levels of the Company's executive officers were established consistent with this compensation policy.

         Base Salary. The Committee conducted a review of executive officer compensation in January 2005. Changes for base compensation for 2005 were effective January 1, 2005. In reviewing Mr. Converse's performance, his base salary was consistent with this compensation policy. Mr. Converse's review was based on the factors above, including the current financial performance of the Bank as measured by earnings, asset growth, and overall financial soundness. The Committee also considers the CEO's leadership in setting high standards for financial performance, motivating his management colleagues, and his continued involvement in community affairs, and the Committee's satisfaction with the management of the Bank. As a result of this review, which included a comparison of Mr. Converse's compensation with compensation paid to CEOs of comparable institutions, Mr. Converse's salary was increased by $25,000 to $300,000. Recommendations regarding the base salary of the other named executive officers are made to the Committee by the CEO and are either approved or modified by the Committee. The Committee did not reject or modify in any material way any of the recommendations of the CEO concerning base salaries of the other named executive officers for 2005.

         Cash Bonuses. Bonuses are discretionary and are generally granted to executive officers based on the extent to which the Bank achieves annual performance objectives as established by the Board of Directors and individual accomplishment. Bank performance objectives include net income, earnings per share, and return on equity goals. Bonuses may also be awarded to other officers and employees based on the recommendations of supervisors, or based on the terms of individual incentive compensation arrangements. It is the Committee's desire to limit base salary increases and provided additional compensation for performance through cash bonuses. Bonuses are accrued throughout the year and are generally paid before the end of January in the subsequent year.

         In 2005, the Bank far exceeded its targeted performance goals of 20% growth in assets, deposits and earnings. Based on those results, the CEO was awarded a bonus of $400,000. This annual bonus amount was accrued as of December 31, 2005 and paid in January 2006. As of December 31, 2005, the total accrued annual bonus for the named executive officers was $770,000, which was paid in January 2006.

         Stock Options. The Committee believes that the granting of options is the most appropriate form of long-term compensation to executive officers since it believes that equity interests in the Company held by executive officers aligns the interests of shareholders and management. This approach is designed to provide incentives for the creation of shareholder value over the long term since the full benefit of this component of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. Stock option grants are discretionary and are limited by the terms and conditions of the Company's 1998 Incentive Stock Option Plan. In January 2006 in recognition of the year 2005, Mr. Converse was awarded 6,500 stock options. The other named executive officers were awarded 17,000 options.

         Conclusion. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                      Personnel and Compensation Committee

                                         W. Douglas Fisher
                                         David M. Guernsey
                                         Arthur L. Walters
                                         Robert L'Hommedieu
                                         Leonard Adler
                                         Norris E. Mitchell

STOCK PERFORMANCE COMPARISON

         The following table compares the cumulative total return on a hypothetical investment of $100 in Virginia Commerce Bancorp's common stock at the closing price on December 31, 2000 through December 31, 2005, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (Total U.S.) and the Nasdaq Bank Index for the comparable period.

                       [GRAPHIC OMITTED]

                                                                December 31,
                                       ---------------------------------------------------------------
                                           2000       2001      2002      2003       2004       2005
                                       ---------- ---------- --------- --------- ---------- ----------
Virginia Commerce Bancorp, Inc.           100.00     195.49    275.20    740.31     823.85   1,057.82
Nasdaq Stock Market Index - (Total
U.S.)                                     100.00      78.95     54.06     81.09      88.06      89.27
Nasdaq Bank Index                         100.00     110.08    115.05    149.48     165.92     158.73

             PROPOSAL 2 - AMENDMENT OF THE ARTICLES OF INCORPORATION
                    TO INCREASE THE AUTHORIZED CAPITAL STOCK

         At the meeting, the shareholders are being asked to approve an amendment to the Company's Articles of Incorporation which would increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares. The Board of Directors is proposing the amendment to ensure that a sufficient amount of capital stock is available for issuance in the future by the Company, upon action of the Board of Directors. The Board of Directors believes that the proposed increase in the authorized common stock is in the best interest of the Company and unanimously recommends a vote FOR the proposed amendment.

         The Amendment. The Board of Directors has approved, subject to shareholder approval, the amendment of Article 3 of the Articles of Incorporation to increase the number of authorized shares of common stock to 50,000,000, and to read in its entirety substantially as follows:

                  "3. AUTHORIZED STOCK. The Corporation shall have authority to issue 50,000,000 shares of Common Stock, par value $1.00 per share and 1,000,000 shares of preferred stock, par value $1.00 per share. The Board of Directors of the Corporation is authorized to divide the shares of preferred stock into one or more series, and to fix and determine the variations in the relative rights and preferences as between series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series. The Board of Director is authorized to file, and prior to issuance of any shares of any class or series of preferred stock shall file, articles of amendment fixing and setting forth the preferences, limitations and relative rights of such class or series."

The Company reserves the right to make nonsubstantive revisions or modifications to the wording of Article 3 in order to meet the filing requirements of the Virginia State Corporation Commission. No such revision or modification shall increase the number of authorized shares, or alter or amend the rights of any outstanding shares.

         Purpose of Amendment. The Articles of Incorporation currently authorize the issuance of up to 20,000,000 shares of common stock. As of the record date for the meeting, the Company had 14,190,064 shares of common stock outstanding and 1,657,259 shares of common stock reserved for issuance to directors, officers and employees under the Company's stock option plans and employee stock purchase plan. As a result, as of the record date for the meeting, there are 4,152,677 authorized, unissued and unreserved shares of common stock available for issuance in capital raising transactions, as stock dividends, stock splits, possible corporate acquisitions or other transactions, possible future employee benefit plans or for other corporate purposes.

         While the Company currently does not have any plans to issue additional capital stock (other than shares of common stock pursuant to various compensation and benefit plans currently in existence and possible stock splits or dividends on the common stock), the Board of Directors may determine that the issuance of additional stock in the future, either in connection with capital raising, a corporate acquisition or otherwise, is in the best interests of the Company. In that event, the shares of common stock available as of the record date could be insufficient. Therefore, the Board is proposing an amendment of the Articles of Incorporation to increase the authorized common stock from 20,000,000 to 50,000,000 shares. There would be no change in the number of shares of preferred stock authorized, or the ability of the Board of Directors to determine the terms of the preferred stock.

         Authorized, unissued and unreserved capital stock may be issued from time to time for any proper purpose without further action of the shareholders, except as required by the Articles of Incorporation and applicable law. Each share of common stock authorized for issuance has the same rights as, and is identical in all respects to, each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of common stock, except as the Board of Directors may specifically authorize in connection with a specific offering of shares.

         The ability of the Board of Directors to issue additional shares of capital stock without additional shareholder approval may be deemed to have an anti-takeover effect, since unissued and unreserved shares of capital stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. The Board of Directors does not intend to issue any additional shares of capital stock except on terms which it deems in the best interests of the Company and its shareholders.

         Vote Required and Recommendation of the Board of Directors. Approval of the proposed amendment to the Articles of Incorporation requires the favorable vote of at least 50.1% of the outstanding shares entitled to vote. It is expected that all of the 4,033,427 shares, or 28.42%, of the common stock outstanding as of March 1, 2006, over which directors of the Company exercise voting power will be voted for the proposed amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that Forms 4 reporting option grants made in January 2005 were not filed on a timely basis for each of the seven outside directors and Messrs. Converse, Anderson, Anzilotti, Beauchesne, Ostrander and Kerry Donley, a former executive officer, and two Forms 4 for Mr. Adler, reporting an aggregate of four transactions, one Form 4 for Mr. Beauchesne, reporting two transactions, one Form 4 for Mr. Converse, reporting one transaction, two Forms 4 for Mr. Donley, reporting an aggregate of six transactions, and three Forms 4 for Mr. Walters, reporting an aggregate of eleven late transactions, were not filed in a timely manner.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Board of Directors has selected the independent registered public accounting firm of Yount, Hyde & Barbour, P.C. to audit the accounts of the Company for the fiscal year ended December 31, 2006. Yount, Hyde & Barbour audited the Company's financial statements for the year ended December 31, 2005. Representatives of Yount, Hyde & Barbour are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

         Audit Fees.

         During 2005, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for services rendered by it for the audit of the Company's financial statements and review of financial statements included in the Company's reports on Form 10-K and 10-Q, and for services normally provided in connection with statutory and regulatory filings was $103,000. In 2004, Yount, Hyde & Barbour billed $95,290 for such services. This category includes fees for services necessary to perform the audit in accordance with the standards of the Public Company Accounting Oversight Board, and things such as comfort letters, attest services, consents and assistance with and review of documents filed with Commission, and the audit of the Company's internal control over financial reporting.

         Audit-Related Fees.

         During 2005, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for assurance and related services reasonably related to the performance of the audit services rendered by it was $8,950. In 2004, Yount, Hyde & Barbour billed $26,400 for such services. In 2005 this category included an employee benefit plan audit. In 2004, this category included billings for a review of information technology systems, a review of ACH compliance, and an employee benefit plan audit.

         Tax Fees.

         During 2005, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for tax advice, compliance and planning services was $5,000. In 2004, Yount, Hyde & Barbour billed $4,000 for such services. For both years fees were limited to the preparation of federal and state tax returns for the Company and its subsidiary trusts.

         All Other Fees.

         During 2005 and 2004, the were no other fees billed to the Company by Yount, Hyde and Barbour.

         None of the engagements of Yount, Hyde & Barbour provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company's audit committee charter.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER SOLICITED HEREBY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO LYNDA CORNELL, ASSISTANT TO THE CHIEF EXECUTIVE OFFICER, VIRGINIA COMMERCE BANCORP, INC., 5350 LEE HIGHWAY, ARLINGTON, VIRGINIA 22207.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

         All proposals of shareholders to be presented for consideration at the next annual meeting and included in the Company's proxy materials must be received by the Company no later than November 22, 2006

                                           By Order of the Board of Directors

                                           VIRGINIA COMMERCE BANCORP, INC.

                                           Robert H. L'Hommedieu, Secretary

March 24, 2006

                                 REVOCABLE PROXY
                         VIRGINIA COMMERCE BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints W. Douglas Fisher, David M. Guernsey and Arthur L. Walters, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Virginia Commerce Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held on April 26, 2006 and at any adjournment or postponement of the meeting.

ELECTION OF DIRECTORS

       |_| FOR all nominees listed below (except as noted to the contrary below)

       |_| WITHHOLD AUTHORITY to vote for all nominees listed below

       Nominees: Leonard Adler; Michael G. Anzilotti; Peter A. Converse;
                 W. Douglas Fisher; David M. Guernsey; Robert H. L'Hommedieu; Norris E. Mitchell; and Arthur L. Walters.

       (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       ---------------------------------------------------------------------

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION

       |_| FOR     |_| AGAINST     |_| ABSTAIN the proposal to approve the
                                       amendment to the Company's Articles of
                                       Incorporation.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above and FOR the amendment to the Articles of Incorporation. IN ADDITION, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER(S) UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                                   ---------------------------------------------
                                   Signature of Stockholder


                                   ---------------------------------------------
                                   Signature of Stockholder

                                   Dated:                             , 2006
                                          ----------------------------

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

         |_| Please check here if you plan to attend the Annual Meeting.